Exhibit 23 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210994 and No. 333-228804), Form S-4 (No. 333-155248) and Form S-8 (No. 333- 156540, No. 333-18069, No. 333-65040, No. 333-136808, No. 333-172931, No. 333-156886, No. 333-177896, No. 333-134169, No. 333-139345, No. 333-143182, No. 333-177898, No. 333- 156527, No. 333-198461, No. 333-210995, No. 333-229874, and No. 333-238049) of The PNC Financial Services Group, Inc. of our report dated February 28, 2020, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations discussed in Note 2, as to which the date is August 4, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K Pittsburgh, Pennsylvania August 4, 2020 PricewaterhouseCoopers LLP, 600 Grant Street, Pittsburgh, Pennsylvania 15219 T: (412) 355 6000; F: (412) 355 8089, (412) 391 0609 WMS, www.pwc.com/us